Exhibit 31.1

CERTIFICATION

I, Alfred P. Poor, certify that:

1.I have reviewed this Annual Report on Form 10-K/A of Ideanomics, Inc.;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 4, 2023    By:    /s/ Alfred P. Poor
Name: Alfred P. Poor
Title:    Chief Executive Officer (Principal Executive Officer)